Exhibit 10.62

                              LICENSE AGREEMENT

      AGREEMENT, made this 6 day of March, 2001 by and among Corwood Laboratory, Inc., a New York corporation with offices located at 55 Adams Avenue, Hauppauge, New York 11788 ("Licensee"), IGI Inc., with offices located at Lincoln Avenue & Wheat Road, Bueno, New Jersey 08310 ("IGI"), IGEN, Inc., a Delaware corporation with offices at Lincoln and Wheat Roads, Buena, NJ, ("IGEN") and Immungenetics Inc., and its division EVSCO Pharmaceutical, a Delaware corporation with offices located at Lincoln and Wheat Roads, Buena, NJ (collectively, "EVSCO"). IGI, IGEN and EVSCO are sometimes collectively referred to herein as the "Licensors".

      In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1.    Grant of License; Scope; Related Matters.

      (a) Licensors hereby grant to Licensee an irrevocable, non-exclusive, unrestricted, world-wide, transferable, assignable license to manufacture, package and sell or otherwise use and grant sub-licenses in the type and variety of goods specified on Schedule 1.(a) attached hereto and incorporated by reference herein (the "Products") solely to perform its obligations under a certain Supply Agreement entered into between Licensee and IGI, dated the date hereof (the "Supply Agreement"); such license hereinafter referred to as the "Manufacturing License".

      (b) Licensors also hereby grant to Licensee an irrevocable, exclusive, unrestricted, world-wide, transferable, assignable license to manufacture, market, package, label, distribute, sell or otherwise use and grant sub-licenses in the Products; such license hereinafter referred to as the "Default License". The Default License will be revocable only when Damages have been paid in full in accordance with paragraph 3.(b).

      (c) Licensors acknowledge that the Manufacturing License and the Default License (collectively, the "License") granted hereunder include the right to utilize, in connection with the licenses all trade secrets, trademarks and other intellectual property rights relating to the Products and all other rights and intellectual and proprietary property necessary or desirable for Licensee to fully obtain the practical realization of the License.

      (d) To the extent any additional "Goods" (as defined in the Supply Agreement) are added to Schedule 1.(a) of the Supply Agreement, such Goods shall be deemed to be added to Schedule l.(a) hereof.

      (e) Notwithstanding anything herein to the contrary, it is acknowledged by Licensee that the grant of the License contained herein does not include the rights relating to the Novasome products, as such rights are licensed by Licensors from a third party. However, Licensors will use their best efforts to obtain a sublicense for the use of such products after Licensee's request therefor. In addition, Licensee hereby agrees to forebear from exercising its rights under the Default License until the occurrence of a Default Event (defined below). Licensors acknowledge and agree that after the occurrence of a Default Event, Licensee shall have the exclusive right, even as to each of the Licensors, to manufacture, sell and distribute the Products to third parties, including, without limitation some of IGI's customers which are listed on
Schedule 1.(e) annexed hereto, rather than selling same exclusively to IGI pursuant to the Supply Agreement. The occurrence of a "Seller Event of Default" as defined in the Supply Agreement shall be deemed to be a "Default Event" for purposes of this Agreement.

2.    License Fee.

      (a) The consideration to be paid by Licensee to Licensors for the License shall consist of the following:

            (i) the inducement by Licensors of Licensee to enter into the Supply Agreement;

            (ii) the inducement by Licensors of Licensee to sell products to Licensors subject to the provisions of the Supply Agreement, notwithstanding the fact that Licensors' ability to pay for such products is of concern to Licensee as a result of Licensors' current financial condition.

      (b) Licensors acknowledges and agrees that, as a result of its current financial standing, Licensee's entering into the Supply Agreement and selling the products to Licensors entails a certain amount of risk and for that reason, among others, the consideration given by Licensee for the License constitutes fair and reasonable consideration under the circumstances.

3.    Term.

      (a) The term of the License granted hereby shall commence on the date hereof and, except as otherwise provided in paragraph 3.(b), shall continue until the expiration or earlier termination of the Supply Agreement. During the term of this Agreement, Licensors shall not have the right to terminate the License for any reason or otherwise interfere with Licensee's rights to manufacture, market, package, label, distribute or sell the Products or use the intellectual property rights or other rights relating thereto.

      (b) In the event of the occurrence of a Default Event, the term of this Agreement shall be extended and the Default License granted hereby shall continue until such time as Licensee receives Profits (defined below) from the direct sale of the Products to third parties in an amount equal to the sum of all damages and other losses incurred by Licensee as the result of the event giving rise to the Default Event (the "Damages"). Damages can be prepaid to Licensee at any time after the occurrence of a Default Event and upon the prepayment of Damages the Default License will terminate and the rights granted thereunder will revert to Licensors, unless the parties otherwise agree in writing. For purposes of this Agreement, the term "Profits" means the price at which the Products are sold by Licensee to third parties pursuant to the Default License less (i) the sum of the price for the Products set forth on Schedule A of the Supply Agreement and (ii) the Per Unit Cost. For purposes of this Agreement, the term "Per Unit Cost" will mean the per unit cost of the additional expenses incurred by Licensee in the manufacturing, packaging, marketing and sale of the Products (including, without limitation, Licensee's cost of purchasing components incorporated into the Products and packaging previously supplied by IGI under the Supply Agreement).

4. No Purchase or Sale Obligations. Nothing contained herein is intended, nor shall it be construed, to be a commitment made by or an obligation of Licensee to sell to Licensors or their respective customers, or Licensors to purchase from Licensee, any Products or other products.

5. Delivery of Specifications. Contemporaneously with the execution hereof, and from time to time thereafter as necessary or requested by Corwood, Licensors shall deliver to Licensee all formulas, specifications, technical and manufacturing information and any other information needed to duly manufacture, distribute and sell the Products and for Licensee to fully obtain the practical realization of the benefits, utilization and value of the License (collectively, the "Specifications").

6.    Infringements of Intellectual Property Rights.

      (a) After notice to Licensors of any actual, threatened or potential infringement, unauthorized possession, imitation, knowledge or use of the Products or any of the intellectual property rights or other rights relating thereto (collectively, "Infringements"), Licensors will promptly commence and prosecute all necessary actions or proceedings to prevent any Infringement. In the event Licensors fail to promptly commence and prosecute an action or proceeding to prevent Infringements, Licensee shall have the right, but not the obligation, to commence and prosecute an action or proceeding, or to take any other appropriate action, in Licensee's own name, to protect such products and proprietary rights, and the applicable Licensors shall have the right to participate in all of such proceedings. Any damages awarded in any such action will be first applied to reimburse the costs and expenses (including reasonable legal fees) incurred by Licensors and Licensees on account of such action on a pro-rata basis, and the balance of such award will be allocated equitably among the parties based on costs incurred.

      (b) Upon receipt of notice, Licensors shall jointly and severally defend and hold Licensee harmless from and against any and all liabilities, damages, losses, claims, actions, proceedings and expenses, including, without limitation, reasonable legal fees (collectively "Liabilities") of whatsoever kind and nature, imposed upon, incurred by, asserted, threatened or awarded against Licensee directly or indirectly arising out of, relating to or resulting from actions or proceedings commenced against Licensee for the infringement of any patent, trademark or trade secret or other intellectual or proprietary property right based on the sale, use or manufacture of any Product or the intellectual property rights or other rights relating thereto (collectively, the "Infringement Actions"). In the event Licensors fail to promptly defend any Infringement Action, Licensee shall have the right, but not the obligation, to defend such action or proceeding, and take any other appropriate action, in Licensee's own name, to protect and defend such products and rights. In such event, any such suit may be settled or defended without the consent of Licensors. Any and all amounts due for indemnity shall be paid as Liabilities are incurred, and in any event, within ten (10) days after written demand therefor.

      Notwithstanding anything to the contrary contained in this Agreement, with respect to the Default License, Licensors will not be liable for Liabilities incurred by Licensee pursuant to an Infringement Action if such liability is as a result of Licensee's modifications to the method of selling Products traditionally utilized by Licensors.

7. Section 365(n). All rights and licenses granted under this Agreement by Licensors to Licensee are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (11 U.S.C.
Section 101 et seq.)(the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. The parties agree that Licensee, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against any of Licensors under the Bankruptcy Code, Licensee shall be entitled to a complete duplicate of (or complete access to, as appropriate) the Specifications and all intellectual property rights and all embodiments of such intellectual property rights relating to the Products and License, including, without limitation, all patents, trademarks and patent and trademark applications. Same, if not already in Licensee's possession, shall be promptly delivered to Licensee: (i) upon the commencement of any bankruptcy proceeding upon written request therefor by Licensee unless such Licensor continues to perform its obligations, if any, under the licenses granted hereunder; or (ii) if not delivered under sub-paragraph (i) above, upon the rejection of this Agreement by or on behalf of Licensor upon written request therefor by Licensee.

8. Representations and Warranties of Licensors. Licensors each hereby represents and warrants to Licensee that:

      (a) Corporate Existence. IGI is duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the corporate power to engage in the business now conducted by it; IGEN is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to engage in the business now conducted by it; and EVSCO is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to engage in the business now conducted by it.

      (b) Authorization. Licensors each have the corporate power and authority to enter into this Agreement and to grant the License to Licensee and to execute, deliver, and perform this Agreement and has taken all necessary corporate action to authorize the grant of the License.

      This Agreement upon the delivery thereof will constitute valid and binding obligations of Licensors and will be enforceable in accordance with its terms. No consent, license, approval or authorization of any third party or governmental authority is required in connection with the granting of the License and the execution, delivery and performance of this Agreement.

      (c) No Conflicts. The granting of the License and the execution, delivery and performance of this Agreement by Licensors does not conflict with or result in a breach of or constitute a default under the Certificate of Incorporation or by-laws of Licensors or any indenture, pledge or any other agreement by which Licensors is bound, or any law, rule, or regulation of any governmental authority or any injunction or order of any court or governmental agency applicable to Licensors.

      (d) Intellectual Property Rights. (i) The intellectual property rights relating to the Products (including, without limitation, all trade secrets relating thereto) are subsisting and are not invalid or unenforceable, in whole or in part; (ii) Licensors are the owners of the intellectual property rights relating to the Products, and no other person or entity has or shall have any claim of ownership with respect to such intellectual property rights whatsoever which would adversely affect Licensee's rights hereunder; (iii) the Products and the intellectual property rights relating thereto do not infringe any rights owned or possessed by any third party; (iv) there are no claims, judgments or settlements to be paid by Licensors or pending claims or litigation relating to such intellectual property rights; and (v) Licensors have taken and are taking all reasonable steps to protect their respective legitimate interests in its trade secrets relating to the Products and that such trade secrets constitute valid and enforceable trade secrets under applicable law.

      For purposes of this Agreement, the term "intellectual property rights" shall have the meaning specified in Section 101 (35A) of the Bankruptcy Code.

9. Confidentiality. Each of the parties hereby agrees to keep confidential and not to disclose any of the trade secrets pertaining to the Products to any person or entity, except that Licensee may disclose same to: (i) those of its employees who need to know such information for the purpose of enabling Licensee to fully utilize the License (it being understood that those employees will be informed of the confidential nature of such trade secrets and the obligations assumed under this paragraph 9); and (ii) sub-licensees or transferees of Licensee provided that they agree in writing not to disclose such information to any other person or entity. Licensors acknowledge that a violation by any of them of the obligations of this provision shall constitute a material breach of this Agreement.

10.   Miscellaneous.

      (a) Notices. All notices permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if delivered by the mailing of the notice in the U.S. mail, pre-paid certified or registered mail, return receipt requested, or by a nationally recognized overnight courier service that regularly maintains records of its pick-ups and deliveries, to the parties at their respective addresses set forth above or to any other address designated by a party hereto by written notice of such address change. Notices delivered by mail shall be deemed given when mailed and received two (2) days thereafter. Notices sent by overnight courier service shall be deemed given when delivered to the courier service and received one (1) day later.

      (b) Modification or Amendment. This Agreement may not be modified or amended except by an instrument in writing signed by the party or parties against whom enforcement is sought.

      (c) Assignability. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns.

      (d) Further Assurances. Each of the parties hereto hereby agrees to execute and deliver any further instruments, agreements, certificates and documents and do such other acts and things as may be reasonably requested by any other party hereto to carry out the terms and conditions of this Agreement and the transactions contemplated hereby and to protect the rights granted to Licensee hereunder, including, but not limited to, filing a copy of this Agreement with the United States Patent and Trademark Office or such other federal or state agency, department or other office reasonably determined by Licensee to be appropriate to protect its rights granted hereby.

      (e) Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

      (f) Invalidity. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

      (g) Governing Law; Venue. All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to provisions thereof regarding conflicts or choice of laws. Any action or proceedings commenced in connection with this Agreement shall be brought in a federal or state court located in the State of New York, County of Suffolk, and to the extent not otherwise subject to the jurisdiction of such courts, each of the parties agrees to waive any objection to such jurisdiction and to subject itself to the jurisdiction of such courts.

      (h) Waiver. Any waiver of any of the provisions of this Agreement, or of any inaccuracy in or non-fulfillment of any of the representations, warranties or obligations hereunder or contemplated hereby, shall not be effective unless made in writing and signed by the party against whom the enforcement of any such waiver is sought. A waiver given in any case shall only apply with respect to that particular act, omission or breach, and shall not be effective as to any further or subsequent act, omission or breach, regardless of whether they be of the same or similar nature.

      (i) For purposes of paragraph 3(b), Damages includes, without limitation, repayment or recovery of any amount received by Licensee from Licensors in connection with any insolvency or bankruptcy of any of the Licensors. In the event any such repayment or recovery occurs the expiration of or earlier termination of this Agreement, this Agreement shall be deemed to be reinstated and in full force and effect.

      (j) Entire Agreement. This Agreement, together with the Supply Agreement, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, understandings, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto or by any related or unrelated third party.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by a duly authorized officer all on the day and year first above written.

Corwood Laboratory, Inc.               IGI Inc.

By:  /s/ Irwin Thaler                  By:  /s/ John Ambrose
     Name:  Irwin Thaler                    Name:  John Ambrose
     Title: President                       Title: President

                                       IGEN, INC.

                                       By:  /s/ John Ambrose
                                            Name:  John Ambrose
                                            Title: President

                                       EVSCO Pharmaceutical Corp.

                                       By:  /s/ John Ambrose
                                            Name:  John Ambrose
                                            Title: President


                               SCHEDULE 1.(e)

                                Customer List